UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MAXAR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2809420
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 W. 120th Avenue

Westminster, Colorado 80234

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Maxar Technologies Inc. 2019 Incentive Award Plan

(Full Title of the Plan)

James C. Lee

General Counsel

Maxar Technologies Inc.

1300 W. 120th Avenue

Westminster, Colorado 80234

(303) 684-4000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b−2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non−accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value of $0.0001 per share	4,000,000 (3)	$29.20	$116,800,000	$12,742.88

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers any additional shares of common stock, $0.0001 par value (“Common Stock”), of Maxar Technologies Inc., a corporation organized under the laws of Delaware (the “Registrant”) that may become issuable under the Maxar Technologies Inc. 2019 Incentive Award Plan (as amended to date, the “2019 Plan”) by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind or other like change in capital structure.

(2) Estimated in accordance with Rules 457(c) and (h) of the Securities Act for the purpose of calculating the registration fee on the basis of $29.20 per share, which is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 11, 2021.

(3) Represents an additional 4,000,000 shares of the Common Stock that are or may become available for future issuance under the 2019 Plan, which number consists of (i) 2,000,000 shares that became available for issuance pursuant to an amendment of the 2019 Plan approved by the Registrant’s stockholders on May 12, 2021 and (ii) 2,000,000 shares that have or may become available for future issuance under the 2019 Plan due to forfeitures or other terminations of awards previously made under the Company’s prior equity incentive plans.

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 4,000,000 shares of common stock of Maxar Technologies Inc. for issuance under the 2019 Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-231296 and File No. 333-238238, previously filed with respect to the 2019 Plan are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”), such document(s) are not being filed with or included in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021 (File No. 001-38228);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 3, 2021;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2021 (other than Item 7.01 and Item 9.01 as it relates thereto), January 27, 2021, February 18, 2021, February 24, 2021 (other than Item 2.02 and Item 9.01 as it relates thereto), March 22, 2021, April 22, 2021 and May 13, 2021;
(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2020; and
(e)	The description of the Registrant’s common stock which is contained in Exhibit 4.(vi)1 to its Annual Report on Form 10-K filed on February 24, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any director or officer of the Registrant who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the request of the Registration as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. The Registrant shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

Additionally, the Registrant shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Registrant, and may pay the expenses incurred by any employee or agent of the Registrant, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

Pursuant to the Delaware General Corporate Law and the Registrant’s Bylaws, the Registrant may purchase and maintain insurance against liability asserted against or incurred by any of the eligible persons.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

3.1	Second Amended and Restated Certificate of Incorporation of Maxar Technologies Inc.	8-K	001-38228	3.1	5/13/2021

3.2	Second Amended and Restated Bylaws of Maxar Technologies Inc.	8-K	001-38228	3.1	10/29/2020

4.1	Maxar Technologies Inc. 2019 Incentive Award Plan	S-8	333-231296	4.3	5/8/2019

4.2	First Amendment to Maxar Technologies Inc. 2019 Incentive Award Plan	S-8	333-238238	4.2	5/13/2020

4.3	Second Amendment to Maxar Technologies Inc. 2019 Incentive Award Plan					X

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of KPMG LLP					X

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)					X

24.1	Powers of Attorney (contained on the signature page to this Registration Statement)					X

99.1	Form of PSU Award Grant Notice – 2019 Plan	10-Q	001-38228	10.4	5/9/2019

99.2	Form of RSU Award Grant Notice – 2019 Plan	10-Q	001-38228	10.5	5/9/2019

99.3	Form of Stock Option Grant Notice – 2019 Plan	10-Q	001-38228	10.6	5/9/2019

99.4	Form of RSU Award Grant Notice – 1 year vesting – 2019 Plan	10-Q	001-38228	10.7	5/9/2019

99.5	Form of 2020 PSU Grant Notice	10-Q	001-38228	10.3	5/11/2020

99.6	Form of 2021 PSU Grant Notice	10-Q	001-38228	10.1	5/3/2021

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 13th day of May, 2021.

MAXAR TECHNOLOGIES INC.

By:	/s/ Daniel L. Jablonsky
Name: Daniel L. Jablonsky
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Jablonsky, Biggs C. Porter and James C. Lee, and each acting alone, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel L. Jablonsky	President and Chief Executive Officer	May 13, 2021
Daniel L. Jablonsky	(Principal Executive Officer), Director

/s/ Biggs C. Porter	Executive Vice President and Chief Financial Officer	May 13, 2021
Biggs C. Porter	(Principal Financial Officer, Principal Accounting
Officer and Duly Authorized Officer)

/s/ Carolyn K. Pittman	Senior Vice President and Chief Accounting Officer	May 13, 2021
Carolyn K. Pittman	(Principal Accounting Officer and Duly Authorized Officer)

/s/ General Howell M. Estes III	Chairman of the Board of Directors	May 13, 2021
General Howell M. Estes III

/s/ Nick S. Cyprus	Director	May 13, 2021
Nick S. Cyprus

/s/ Roxanne J. Decyk	Director	May 13, 2021
Roxanne J. Decyk

/s/ Joanne O. Isham	Director	May 13, 2021
Joanne O. Isham

/s/ General C. Robert Kehler	Director	May 13, 2021

General C. Robert Kehler

/s/ Gilman Louie	Director	May 13, 2021
Gilman Louie

/s/ Dr. L. Roger Mason, Jr.	Director	May 13, 2021
Dr. L. Roger Mason, Jr.

/s/ Dr. Heather A. Wilson	Director	May 13, 2021
Dr. Heather A. Wilson

/s/ Eric J. Zahler	Director	May 13, 2021
Eric J. Zahler

/s/ Eddy Zervigon	Director	May 13, 2021
Eddy Zervigon